UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2009

Celsion Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	001-15911	52-1256615
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10220-L Old Columbia Road, Columbia, Maryland	21046-2364
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code: (410) 290-5390

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.135-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On June 1, 2009, Celsion Corporation (“Celsion”) entered into a Second Amendment (the “Second Amendment”) to the Asset Purchase Agreement by and between Celsion and Boston Scientific Corporation (“BSC”), dated April 17, 2007, as amended by the First Amendment to Asset Purchase Agreement, dated June 5, 2008 (as amended, the “Agreement”).  The third and final $15,000,000 payment due under the Agreement (the “Final Payment”), less certain sustained or pending losses incurred by BSC relating to certain intellectual property transferred to BSC under the Agreement (the “Infringement Claims”), was due to Celsion from BSC on or before June 22, 2009.  Pursuant to the Second Amendment, on June 1, 2009 BSC paid Celsion $14,913,500 which reflects a discount of $86,500, or 0.057%, for early payment.

The foregoing summary of the terms of the Second Amendment is qualified in its entirety by the actual terms and conditions of the Second Amendment, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01                      Financial Statement and Exhibits

(d)  Exhibits.

Exhibit Number	Description
10.1	Second Amendment to Asset Purchase Agreement, dated June 1, 2009, by and between Celsion Corporation and Boston Scientific Corporation.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELSION CORPORATION
Date: June 1, 2009	By:	/s/ Sean F. Moran
Sean F. Moran Sr. Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
10.1	Second Amendment to Asset Purchase Agreement, dated June 1, 2009, by and between Celsion Corporation and Boston Scientific Corporation.